DraftKings Reports Second Quarter Results

Boston, MA – August 6, 2026 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its second quarter 2026 financial results. The Company also posted a second quarter 2026 business update and a slide presentation on the Financials section of its website at ir.aboutdraftkings.com.

Second Quarter 2026 Highlights
For the three months ended June 30, 2026, DraftKings reported Sports Consumer Volume of $13.1 billion, an increase of $1.7 billion, or 15%, compared to $11.5 billion during the same period in 2025. The increase reflects strong customer acquisition and engagement. DraftKings reported revenue of $1,443 million, a decrease of $69 million, or 5%, compared to $1,513 million during the same period in 2025. The decrease in the Company's second quarter 2026 revenue was driven primarily by customer-friendly sport outcomes and increased promotional reinvestment associated with new customer acquisition on our Sportsbook and Predictions offerings.

“We delivered a strong second quarter and enter the back half of the year with real momentum, as our core business grew across handle, users, and engagement,” said Jason Robins, DraftKings' Chief Executive Officer and Co-founder. “Our Super App is now live nationwide, and Predictions is already growing faster than we anticipated. The similarity of Predictions customer metrics to Sportsbook customer metrics, our advantaged LTV position, and our playbook to innovate on a leading Predictions offering all underpin our confidence that we can win the category this NFL season and beyond.”

“Our core business remains on track to generate approximately $1 billion of Adjusted EBITDA this year, providing us with financial flexibility to invest behind the significant opportunity that we are seeing in Predictions,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “Therefore, we are maintaining our fiscal year 2026 guidance for revenue of $6.5 billion to $6.9 billion and Adjusted EBITDA of $700 million to $900 million.”

Continued Strong Customer Acquisition, Retention, and Engagement
•Monthly Unique Payers (“MUPs”) increased approximately 9% to 3.6 million in the three months ended June 30, 2026, compared to the three months ended June 30, 2025. This increase reflects strong unique payer retention and new customer acquisition across our Sportsbook offering and Predictions offering, which launched in December 2025.

•Average Revenue per MUP (“ARPMUP”) decreased approximately 13%, or $19, to $132 for the three months ended June 30, 2026, compared to the three months ended June 30, 2025, primarily due to customer-friendly sport outcomes and new customer promotions impacting revenue across our Sportsbook offering and Predictions offering.

•Detailed financial data and other information for the second quarter of 2026 is available in the financial statements set forth below under the caption “Financial and Operational Results.”

Fiscal Year 2026 Guidance
•DraftKings is maintaining its fiscal year 2026 revenue guidance range of $6.5 billion to $6.9 billion and fiscal year 2026 Adjusted EBITDA guidance range of $700 million to $900 million, which the Company previously announced on May 7, 2026.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 27 states, Washington, D.C., and Puerto Rico representing approximately 53% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•Following the launch of our Sportsbook and iGaming offerings in Alberta, Canada, DraftKings is now live with its Sportsbook and iGaming offerings in provinces representing approximately 51% of the Canadian population.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, August 7, 2026, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ Financials section of its website at ir.aboutdraftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at ir.aboutdraftkings.com, along with a copy of this earnings press release, the Company’s Quarterly Report on Form 10-Q, a second quarter 2026 business update and a slide presentation. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on September 30, 2026.

Financial and Operational Results
DraftKings’ second quarter 2026 financial results, as well as the financial results for each comparative period, and certain operational results are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	June 30, 2026
	(Unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$983,882	$1,127,545
Restricted cash	8,596	7,601
Cash reserved for users	395,030	469,449
Accounts receivable	82,079	105,577
Prepaid expenses and other current assets	107,436	104,837
Total current assets	1,577,023	1,815,009
Property and equipment, net	52,726	51,081
Intangible assets, net	837,441	889,201
Goodwill	1,597,647	1,597,647
Operating lease right-of-use assets	76,760	49,810
Equity method investments	30,312	18,938
Deposits and other non-current assets	105,470	109,098
Total assets	$4,277,379	$4,530,784

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$689,247	$785,441
Liabilities to users	840,261	935,001
Operating lease liabilities, current portion	9,735	9,795
Other current liabilities	11,445	25,234
Total current liabilities	1,550,688	1,755,471
Convertible notes, net of issuance costs	1,260,421	1,259,096
Term B Loan, net of issuance costs	574,574	576,544
Operating lease liabilities	71,279	44,391
Long-term income tax liabilities	100,959	91,618
Other long-term liabilities	150,030	172,203
Total liabilities	$3,707,951	$3,899,323

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of June 30, 2026 and December 31, 2025; 541,503 and 533,296 shares issued and 495,978 and 495,053 outstanding as of June 30, 2026 and December 31, 2025, respectively	$53	$52
Class B common stock, $0.0001 par value; 900,000 shares authorized as of June 30, 2026 and December 31, 2025; 393,014 shares issued and outstanding as of June 30, 2026 and December 31, 2025	39	39
Treasury stock, at cost; 45,525 and 38,243 shares as of June 30, 2026 and December 31, 2025, respectively	(1,590,131)	(1,392,433)
Additional paid-in capital	8,607,037	8,424,833
Accumulated deficit	(6,484,058)	(6,437,518)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$569,428	$631,461
Total liabilities and stockholders’ equity	$4,277,379	$4,530,784

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,443,235	$1,512,507	$3,089,311	$2,921,313
Cost of revenue	891,782	854,559	1,841,167	1,698,362
Sales and marketing	322,536	233,187	724,270	576,867
Product and technology	127,649	108,417	250,825	211,677
General and administrative	169,442	165,700	335,376	330,094
Income (loss) from operations	(68,174)	150,644	(62,327)	104,313
Other income (expense):
Interest income (expense), net	(7,434)	665	(13,173)	5,060
Gain (loss) on remeasurement of warrant liabilities	—	(5,851)	—	(3,356)
Other gain (loss), net	3,750	24,459	26,564	24,481
Income (loss) before income tax and equity method investments	(71,858)	169,917	(48,936)	130,498
Income tax provision (benefit)	(1,797)	11,790	4,572	6,190
(Gain) loss from equity method investments	(2,451)	191	(6,968)	236
Net income (loss) attributable to common stockholders	$(67,610)	$157,936	$(46,540)	$124,072

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.14)	$0.32	$(0.09)	$0.25
Diluted	$(0.14)	$0.30	$(0.09)	$0.23

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA	$114,597	$300,644	$282,450	$403,273
Adjusted Diluted Earnings (Loss) Per Share	$0.09	$0.38	$0.29	$0.50

DRAFTKINGS INC.
REVENUE DISAGGREGATION
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended June 30,
(amounts in thousands)	2026	2025	$ Change	% Change
Sports Consumer Volume	$13,140,417	$11,474,841	$1,665,576	14.5%
Sports Revenue	891,883	997,872	(105,989)	(10.6)%
Sports Net Revenue Margin	6.8%	8.7%	N/A	N/A

Sports Revenue	$891,883	$997,872	$(105,989)	(10.6)%
iGaming Revenue	461,930	429,660	32,270	7.5%
Other Revenue	89,422	84,975	4,447	5.2%
Total Revenue	$1,443,235	$1,512,507	$(69,272)	(4.6)%

	Six Months Ended June 30,
(amounts in thousands)	2026	2025	$ Change	% Change
Sports Consumer Volume	$27,342,115	$25,355,232	$1,986,883	7.8%
Sports Revenue	1,986,436	1,879,829	106,607	5.7%
Sports Net Revenue Margin	7.3%	7.4%	N/A	N/A

Sports Revenue	$1,986,436	$1,879,829	$106,607	5.7%
iGaming Revenue	923,230	853,131	70,099	8.2%
Other Revenue	179,645	188,353	(8,708)	(4.6)%
Total Revenue	$3,089,311	$2,921,313	$167,998	5.8%

Sports Revenue. We define Sports Revenue as the total amount of online sportsbook, retail sportsbook, and Prediction Markets revenue.

Sports Consumer Volume. We define Sports Consumer Volume as the total amount of settled customer wagers or trades on our Sportsbook and Prediction Markets offerings.

Sports Net Revenue Margin. We define Sports Net Revenue Margin as Sports revenue as a percentage of Sports Consumer Volume.

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating Activities:
Net income (loss) attributable to common stockholders	$(46,540)	$124,072
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	152,003	135,415
Non-cash interest (income) expense, net	2,451	939
Stock-based compensation	147,769	163,547
(Gain) loss on remeasurement of warrant liabilities	—	3,356
(Gain) loss from equity method investments	(6,968)	236
Deferred income taxes	(215)	96
Other non-cash (gain) loss, net	(26,303)	(16,422)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	23,498	(11,111)
Prepaid expenses and other current assets	(4,009)	(7,625)
Deposits and other non-current assets	2,220	2,759
Accounts payable and accrued expenses	(95,746)	(98,441)
Liabilities to users	(94,740)	(254,484)
Long-term income tax liability	9,341	7,953
Other long-term liabilities	240	4,615
Net cash flows provided by (used in) operating activities	$63,001	$54,905
Cash Flows from Investing Activities:
Purchases of property and equipment	$(11,671)	$(6,963)
Cash paid for internally developed software costs	(75,064)	(60,414)
Cash paid for gaming market access and licenses	(1,992)	(2,234)
Other investing activities	(4,717)	(4,667)
Net cash flows provided by (used in) investing activities	$(93,444)	$(74,278)
Cash Flows from Financing Activities:
Proceeds from Term B Loan, net	$—	$588,116
Repayment of Term B Loan principal	(3,000)	(1,500)
Purchase of treasury stock for RSU withholding	(43,480)	(101,852)
Purchase of treasury stock under Stock Repurchase Program	(154,218)	(242,741)
Proceeds from exercise of stock options	4,067	6,304
Proceeds from shares issued under Employee Stock Purchase Plan	9,987	6,900
Other financing activities	—	(2,093)
Net cash flows provided by (used in) financing activities	$(186,644)	$253,134
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash reserved for users	(217,087)	233,761
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,604,595	1,330,193
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,387,508	$1,563,954

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$983,882	$1,261,969
Restricted cash	8,596	4,616
Cash reserved for users	395,030	297,369
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,387,508	$1,563,954

Supplemental Disclosure of Noncash Investing and Financing Activities:
Decrease in warrant liabilities from cashless exercise of warrants	$—	$11,185
Shares issued for contingent consideration	9,420	4,962
Stock-based compensation capitalized to internally developed software costs	13,553	11,955
Supplemental Disclosure of Cash Activities:
(Decrease) increase in cash reserved for users	$(74,419)	$(228,038)
Cash paid for interest	17,624	9,421
Cash paid for income taxes, net of refunds	2,440	8,186

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Diluted Earnings (Loss) Per Share as diluted earnings (loss) per share attributable to common stockholders adjusted for the impact of amortization of acquired intangible assets; discrete tax benefits attributed to acquisitions; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; other non-recurring and non-operating costs or income; and the tax impact of adjusting items, as described in the reconciliation below. The weighted-average shares outstanding used in the calculation of diluted earnings (loss) per share are the GAAP weighted-average diluted shares reported in the consolidated financial statements and are not adjusted.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2026	2025	2026	2025
Net income (loss)	$(67,610)	$157,936	$(46,540)	$124,072
Adjusted for:
Depreciation and amortization (1)	80,342	65,299	152,003	135,415
Interest (income) expense, net	7,434	(665)	13,173	(5,060)
Income tax (benefit) provision	(1,797)	11,790	4,572	6,190
Stock-based compensation (2)	82,554	84,701	147,769	163,547
Transaction-related costs (3)	—	—	—	—
Litigation, settlement, and related costs (4)	—	—	—	—
Advocacy and other related legal expenses (5)	19,875	—	46,238	—
Loss (gain) on remeasurement of warrant liabilities	—	5,851	—	3,356
Other non-recurring costs and non-operating costs (income) (6)	(6,201)	(24,268)	(34,765)	(24,247)
Adjusted EBITDA	$114,597	$300,644	$282,450	$403,273

(1)The amounts include the amortization of acquired intangible assets of $37.6 million and $36.4 million for the three months ended June 30, 2026 and 2025, respectively, and $75.1 million and $79.1 million for the six months ended June 30, 2026 and 2025, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts primarily in pursuit of legalization of DraftKings offerings. For the three and six months ended June 30, 2026, this spend primarily relates to legislative efforts for legalizing iGaming, supporting a ballot measure for legalizing Sportsbook, and other advocacy activities related to certain states. Advocacy and legal expenses incurred in the ordinary course of business have not been adjusted in this measure.
(6)Primarily includes the change in fair value of certain assets and liabilities, including contingent consideration, as well as our equity method share of investee’s gains and losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Diluted Earnings (Loss) Per Share reconciled to its diluted earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diluted earnings (loss) per share attributable to common stockholders	$(0.14)	$0.30	$(0.09)	$0.23
Adjusted for:
Amortization of acquired intangible assets (1)	0.08	0.07	0.15	0.15
Stock-based compensation (2)	0.17	0.16	0.30	0.31
Transaction-related costs (3)	—	—	—	—
Litigation, settlement, and related costs (4)	—	—	—	—
Advocacy and other related legal expenses (5)	0.04	—	0.09	—
Loss (gain) on remeasurement of warrant liabilities	—	0.00	—	0.00
Other non-recurring and non-operating costs (income)	(0.01)	(0.04)	(0.05)	(0.04)
Tax impact of adjusting items (6)	(0.05)	(0.11)	(0.10)	(0.16)
Adjusted Diluted Earnings (Loss) Per Share*	$0.09	$0.38	$0.29	$0.50
_____________
*    Weighted average diluted number of shares used to calculate Adjusted Diluted Earnings (Loss) Per Share for the three months ended June 30, 2026 and 2025 was 496.1 million and 529.5 million, respectively, and for the six months ended June 30, 2026 and 2025 was 495.2 million and 529.6 million, respectively; totals may not add due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $37.6 million and $36.4 million for the three months ended June 30, 2026 and 2025, respectively, and $75.1 million and $79.1 million for the six months ended June 30, 2026 and 2025, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts primarily in pursuit of legalization of DraftKings offerings. For the three and six months ended June 30, 2026, this spend primarily relates to legislative efforts for legalizing iGaming, supporting a ballot measure for legalizing Sportsbook, and other advocacy activities related to certain states. Advocacy and legal expenses incurred in the ordinary course of business have not been adjusted in this measure.
(6)Beginning in the first quarter of 2025, the Company began applying an estimated non-GAAP effective tax rate, which was 23% in 2025 and is 28% as of the second quarter of 2026. The non-GAAP effective tax rate reflects the non-GAAP tax provision commensurate with the Company’s level of non-GAAP profitability, which was determined after adjusting for the non-GAAP adjustments presented above and excluding the impact of changes in the valuation allowance.

Information reconciling forward-looking fiscal year 2026 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliation being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with platforms that range across daily fantasy, regulated gaming, prediction markets and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games, betting experiences and event contracts trading. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 30 states, Washington, D.C., Puerto Rico, and Alberta and Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Alberta and Ontario, Canada under its DraftKings brand and pursuant to regulations in four states and in Ontario, Canada, under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports platform is available in 44 states, Washington, D.C., and certain Canadian provinces. DraftKings' wholly-owned subsidiary GUS III LLC (d/b/a DraftKings Predictions) also operates DraftKings Predictions, offering federally regulated event contracts under CFTC oversight. DraftKings is both an official sports betting and daily fantasy partner of the NHL, PGA TOUR and WNBA, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network, a multi-platform content ecosystem. DraftKings is committed to delivering responsible engagement tools and resources, while focusing on integrity and customer education.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, customer growth and engagement, offering initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, or by statements of vision, strategy or outlook. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections, including growth and execution in the emerging prediction markets category; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming and the regulatory status of prediction markets and event contracts; general economic and market conditions impacting demand for DraftKings’ offerings and services; economic and market conditions in the media, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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